As filed with the Securities and Exchange Commission on November 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIND Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3812	76-0210849
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2002 Timberloch Place, Suite 400

The Woodlands, Texas 77380

936-291-2277

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. Capps

President and Chief Executive Officer

2002 Timberloch Place, Suite 400

The Woodlands, Texas 77380

936-291-2277

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy T. Samson Amy R. Curtis Holland & Knight LLP 811 Main Street, Suite 2500 Houston, Texas 77002 (713) 821-7000	Richard H. Kronthal Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1000	Philip M. Haines Hunton Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, TX 77002 (713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-260486

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Series A Cumulative Preferred Stock, par value $1.00	82,800	$24.25	$2,007,900	$187

(1)

The Registrant is registering 82,800 shares of Series A Cumulative Preferred Stock, par value $1.00 (the “Preferred Stock”) pursuant to this Registration Statement, which includes 10,800 shares which the underwriters have the option to purchase. Does not include shares of Preferred Stock that the Registrant previously registered on Registration Statement on Form S-1 (File No. 333-260486), as amended (the “Registration Statement”).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The Registrant previously registered 414,000 shares of its Preferred Stock having a proposed maximum aggregate offering price of $10,250,640 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on November 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $2,007,900 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, MIND Technology, Inc. (the “Company”) is filing this registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-260486), which the Company originally filed on October 25, 2021, as amended (the “Initial Registration Statement”), and which the SEC declared effective on November 8, 2021.

The Company is filing this Registration Statement for the sole purpose of increasing the number of shares of its Series A Cumulative Preferred Stock to be registered for issuance and sale by 82,800 shares, including 10,800 additional shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement. The information set forth in the Initial Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

CERTIFICATION

The Company hereby certifies to the SEC that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 9, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 9, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Document Description	Report or Registration Statement	SEC File or Registration Number	Exhibit Reference

5.1†	Opinion of Holland & Knight LLP

23.1†	Consent of Moss Adams LLP

23.2†	Consent of Holland & Knight LLP (included as part of Exhibit 5.1 hereto)

†	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 8, 2021.

MIND Technology, Inc.

By:	/s/ ROBERT P. CAPPS

Name:	Robert P. Capps

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 8, 2021.

Signature	Title

/S/ ROBERT P. CAPPS ROBERT P. CAPPS	President, Chief Executive Officer and Director

/S/ MARK A. COX MARK A. COX	Chief Financial Officer and Vice President Finance and Accounting

* PETER H. BLUM	Non-Executive Chairman of the Board of Directors

* WILLIAM H. HILARIDES	Director

* ROBERT J. ALBERS	Director

* THOMAS S. GLANVILLE	Director

* MARCUS ROWLAND	Director

Robert P. Capps hereby signs this Registration Statement on Form S-1 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 8, 2021 pursuant to a power of attorney filed with the Registration Statement on Form S-1 (File No. 333-260486) filed with the SEC on October 25, 2021.

* By: /s/ Robert P. Capps

   Robert P. Capps

   Attorney-in-Fact

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